Exhibit 5.1

Regencell Bioscience Holdings Limited c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands	D +1 345 949 9876
E bradley.kruger@ogier.com

Reference: 427450.00004

30 March 2026

Regencell Bioscience Holdings Limited (the Company)

We have acted as legal counsel to the Company for matters of Cayman Islands law only in connection with the Company’s registration statement on Form F-3, including all amendments or preliminary or final supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) relating to: (i) the offering, issue and sale of the Company’s ordinary shares of US$0.00001 par value per share (the Shares); and (ii) the resale by such selling shareholders (if any) as may be named in a prospectus supplement from time to time (the Resale Shares).

We have been advised that this opinion is required to be furnished in accordance with the Registration Statement. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Shares or the resale of the Resale Shares.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

Regencell Bioscience Holdings Limited

30 March 2026

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. In addition, we have examined the corporate and other documents listed in Schedule 1 (including the Registration Statement, the Documents). We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar) as at the Certification Date.

Issue of Shares

(b)	The Shares to be offered and issued by the Company as contemplated in the Registration Statement, shall be validly issued, full paid and non-assessable when:

(i)	the Company has taken all necessary corporate actions to approve:

(A)	the form, terms, execution and delivery of the applicable definitive purchase, underwriting, or similar agreement relating to the issuance and allotment of the Shares (each such agreement, a Sales Agreement);

(B)	the issuance and allotment of the Shares in accordance with the relevant Sales Agreement; and

(C)	all related matters;

Regencell Bioscience Holdings Limited

30 March 2026

(ii)	the provisions of the relevant Sales Agreement approved by the Board have been satisfied and the Company has received payment in full of the consideration as contemplated in the Registration Statement and the relevant Sales Agreement, and in accordance with the M&A; and

(iii)	the valid entry of those Shares as fully paid on the register of members of the Company.

As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any Document to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Documents (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the M&A) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

Regencell Bioscience Holdings Limited

30 March 2026

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Enforceability of Civil Liabilities” and “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier (Cayman) LLP
Ogier (Cayman) LLP

Regencell Bioscience Holdings Limited

30 March 2026

Schedule 1

Documents examined

1	The Certificate of Incorporation of the Company dated 30 October 2014 and the Certificates of Incorporation on Change of Name of the Company dated 7 July 2015 and 6 June 2017, each issued by the Registrar (together, the Certificates of Incorporation).

2	The amended and restated memorandum of association, as adopted by special resolution passed on 31 May 2021 (the Memorandum).

3	The amended and restated articles of association of the Company, as adopted by special resolution passed on 31 May 2021 (together with the Memorandum, the M&A).

4	A Certificate of Good Standing dated 27 March 2026 (the Certification Date) issued by the Registrar in respect of the Company (the Good Standing Certificate).

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 10 October 2025 and 23 March 2026 (the Board Resolutions).

6	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us 27 March 2026.

7	The Registration Statement.

Regencell Bioscience Holdings Limited

30 March 2026

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificates of Incorporation, the M&A and the Board Resolutions is in full force and effect and is accurate and complete as at the date of this opinion. Without limiting the foregoing, all corporate authorisations in force on the date hereof in respect of the Company will remain in full force on the date of the issuance of any Shares or resale of any Resale Shares.

5	The M&A have not been amended, varied, supplemented or revoked in any respect, and will not be amended, varied, supplemented or revoked in any respect between the date hereof and the date upon which the Shares are issued or the Resale Shares are resold.

6	The powers and authority of the directors set out in the M&A have not been varied or restricted in any way by resolution or direction of the shareholders of the Company, and will not be varied or restricted between the date hereof and the date upon which the Shares are issued or the Resale Shares are resold.

7	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

8	Where any document has been provided to us in draft or undated form, that document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

9	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Shares are issued or the Resale Shares are resold.

10	There is nothing under any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Regencell Bioscience Holdings Limited

30 March 2026

Status, authorisation and execution

11	Each of the parties to any Sales Agreement will be duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws at the time of entry into the relevant Sales Agreement and the issuance of any Shares thereunder.

12	Each Sales Agreement will be duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws and, in the case of the Company, the M&A.

13	In authorising the filing of the Registration Statement and the issue and allotment of the Shares and resale of the Resale Shares, each of the directors of the Company has acted and will act in good faith with a view to the best interests of the Company and has exercised and will exercise the standard of care, diligence and skill that is required of him or her.

14	In authorising the execution and delivery of any Sales Agreement by the Company, the issue and allotment of any Shares pursuant thereto, and the exercise of the Company’s rights and performance of its obligations under such documents, each of the directors of the Company has acted and will act in good faith with a view to the best interests of the Company and has exercised and will exercise the standard of care, diligence and skill that is required of him or her.

15	The persons named in the Board Resolutions as authorised to execute the Registration Statement on behalf of the Company in fact duly executed and unconditionally delivered the Registration Statement.

16	The Board Resolutions remain in full force and effect and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Registration Statement which has not been properly disclosed in the Board Resolutions.

17	Any individuals who are parties to the Documents, or who sign or have signed, or who give or have given information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Documents, sign such Documents and give such information.

Enforceability

18	Each Sales Agreement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under its governing law and all other relevant laws.

19	If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

Regencell Bioscience Holdings Limited

30 March 2026

20	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of any Sales Agreement, nor the exercise by any party to any Sales Agreement of its rights or the performance of its obligations under them, contravene those laws or public policies.

21	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the transactions contemplated by the Registration Statement or restrict the powers and authority of the Company in any way.

Approvals, consents and filings

22	The Company has obtained or will obtain all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of any Sales Agreement. Any conditions to which such consents, licences, approvals and authorisations are subject have been or will be, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

23	All of the following that are necessary to ensure the validity, legality, enforceability or admissibility in evidence of any Sales Agreement have been or will be made or paid:

(a)	all notarisations, apostillings and consularisations required pursuant to the laws of all relevant jurisdictions; and

(b)	all filings, recordings, registrations and enrolments of any Sales Agreement with any court, public office or elsewhere in any jurisdiction; and

(c)	all payments of stamp duty, registration or other tax on or in relation to any Sales Agreement.

23.2	No Shares will be issued or Resale Shares resold unless and until all required Nasdaq approvals and shareholder approvals required by the rules and regulations of Nasdaq (if any) have been obtained. Any conditions to which such approvals are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

Share Issuance

24	The Shares shall be issued at an issue price in excess of the par value thereof and shall be entered on the register of members of the Company as fully paid.

25	The maximum number of the Shares to be issued by the Company will not exceed the Company’s authorised share capital.

Regencell Bioscience Holdings Limited

30 March 2026

26	There are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

27	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares.

28	Neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets.

29	Valid entry will be made in the register of members of the Company reflecting the issuance of the Shares, in each case in accordance with the M&A and the Companies Act (Revised) of the Cayman Islands (the Companies Act).

Sovereign immunity

30	The Company is not a sovereign entity of any state and does not have sovereign immunity for the purposes of the UK State Immunity Act 1978 (which has been extended by statutory instrument to the Cayman Islands).

Register of Writs

31	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Regencell Bioscience Holdings Limited

30 March 2026

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Regencell Bioscience Holdings Limited

30 March 2026

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Public offering in the Cayman Islands

6	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.